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                                                                 EXHIBIT 10(d)

                             CHECKFREE CORPORATION
                              EMPLOYMENT AGREEMENT

 THIS EMPLOYMENT AGREEMENT is made this 21st day of February, 1996, (the "Agreement") between Checkfree Corporation ("Checkfree"), a Delaware corporation, and Kenneth J. Benvenuto (the "Executive").

                                   RECITALS

 A. The Executive is currently employed as an executive of Checkfree or one of its consolidated subsidiaries (individually the "Subsidiary" and collectively the "Subsidiaries") (Checkfree and the Subsidiaries are hereinafter collectively referred to as the "Company").

 B. The parties desire to continue the Executive's employment by Checkfree and/or the Subsidiaries on the terms and conditions stated herein.

                            STATEMENT OF AGREEMENT

 In consideration of the foregoing, and of Executive's continued employment, the parties agree as follows:

 1. Employment. Checkfree hereby employs Executive and Executive accepts such employment upon the terms and conditions hereinafter set forth to become effective on September 1, 1996 (the "Effective Time") provided that neither Checkfree nor Executive have terminated the present employment relationship between the parties prior to the Effective Time, in which case this Agreement shall terminate and be of no effect.

 2. Duties.

   (a) Executive shall be employed: (i) to serve as Executive Vice President of Checkfree, and to serve in similar capacities for each of the Subsidiaries, if so elected, subject to the authority and direction of the Board of Directors of Checkfree or the Subsidiary, as the case may be; and (ii) to perform such other duties and responsibilities similar to those performed by Executive prior hereto and exercise such other authority, perform such other or additional duties and responsibilities and have such other or different title (or have no title) as the Board of Directors of Checkfree or the Subsidiary may, from time to time, prescribe.

  (b) So long as employed under this Agreement, Executive agrees to devote full time and efforts exclusively on behalf of the Company and to competently, diligently and effectively discharge all duties of Executive hereunder. Executive shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with full time employment hereunder and which do not violate the other provisions of this Agreement. Executive further agrees to comply fully with all reasonable policies of the Company as are from time to time in effect.

 3. Compensation. As full compensation for all services rendered to the Company pursuant to this Agreement, in whatever capacity rendered, the Company shall pay to Executive during the term hereof a minimum base salary at the rate of $135,000.00 per year (the "Basic Salary"), payable monthly or in other more frequent installments, as determined by the Company. The Basic Salary may be increased, but not decreased, from time to time, by the Board of Directors.
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In addition, Executive will be entitled to receive incentive compensation pursuant to the terms of plans adopted by the Board of Directors from time to time.

 4. Business Expenses. The Company shall promptly pay directly, or reimburse Executive for, all business expenses to the extent such expenses are paid or incurred by Executive during the term of employment in accordance with Company policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by Executive of the Company's business and properly substantiated.

 5. Fringe Benefits. During the term of this Agreement and Executive's employment hereunder, the Company shall provide to Executive such insurance, vacation, sick leave and other like benefits as are provided from time to time to its other employees holding equivalent executive positions with the Company in accordance with the policy of the Company as may be established from time to time; provided, however, that the Company shall maintain at least the level of benefits as determined by Checkfree and in effect at the Effective Time.

 6. Term; Termination.

  (a) Executive is employed by the Company "at will." Executive's employment may be terminated at any time as provided in this Section 6. For purposes of this Section 6, "Termination Date" shall mean the date on which any notice period required under this Section 6 expires or, if no notice period is specified in this Section 6, the effective date of the termination referenced in the notice.

  (b) Executive may terminate his employment upon giving at least 30 days' advance written notice to the Company and the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date. If Executive gives notice of termination hereunder, the Company shall have the right to relieve Executive, in whole or in part, of his duties under this Agreement and to advance the Termination Date from the date set by Executive's notice to a date not less than 14 days from the receipt of Executive's notice of termination.

  (c) The Company may terminate Executive's employment without cause upon giving 30 days' advance written notice to Executive. If Executive's employment is terminated without cause under this Section 6(c), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date and will continue to pay Executive his Basic Salary for six months following the Termination Date (the "Severance Period"), and the Company will provide executive level outplacement services by a firm selected and contracted by the Company for up to six months following the Termination Date (the "Outplacement Services"); provided, however, if Executive accepts other employment during the Severance Period, the Company shall pay Executive's Basic Salary and will provide the Outplacement Services until the first to occur of the expiration of the Severance Period or the commencement of the other employment.

  (d) The Company may terminate Executive's employment upon a determination by the Company that "good cause" exists for Executive's termination and the Company serves written notice of such termination upon the Executive. As used in this Agreement, the term "good cause" shall refer only to any one or more of the following grounds:




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         (i)  commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of the Company;

        (ii) engagement in activities or conduct clearly injurious to the best interests or reputation of the Company;

       (iii)  refusal to perform his assigned duties and responsibilities;

        (iv)  gross insubordination by the Executive;

         (v) the clear violation of any of the material terms and conditions of this Agreement or any written agreement or agreements the Executive may from time to time have with the Company (following 30-days' written notice from the Company specifying the violation and Executive's failure to cure such violation within such 30-day period);

        (vi) the Executive's substantial dependence, as determined by the Board of Directors of the Company, on alcohol, or any narcotic drug or other controlled or illegal substance; or

       (vii) commission of a crime which is a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with his employment by the Company which causes the Company a substantial detriment.

In the event of a termination under this Section 6(d), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date. If any determination of substantial dependence under Section 6(d)(vi) is disputed by the Executive, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner as specified in
Section 6(e) of this Agreement.

  (e) Executive's employment shall terminate upon the death or permanent disability of Executive. For purposes hereof, "permanent disability," shall mean the inability of the Executive, as determined by the Board of Directors of Checkfree, by reason of physical or mental illness to perform the duties required of him under this Agreement for more than 180 days in any one year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon a determination by the Board of Directors of Checkfree that the Executive's employment shall be terminated under this Section 6(e), the Board of Directors shall give the Executive 30 days' prior written notice of the termination. If a determination of the Board of Directors under this Section 6(e) is disputed by the Executive, the parties agree to abide by the decision of a panel of three physicians. Checkfree will select a physician, the Executive will select a physician and the physicians selected by Checkfree and the Executive will select a third physician. The Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by Checkfree. Failure to submit to any examination shall constitute a breach of a material part of this Agreement.

  (f) If a "Change in Control" shall have occurred, Executive shall be entitled to the benefits described below if his employment is terminated following a Change in Control for other than good cause as specified in Section 6(d), or Executive terminates his employment upon making



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 a good faith determination that, following the Change in Control, the
 Executive's employment status or employment responsibilities have been materially and adversely affected thereby:

            (i) Executive shall be entitled to the unpaid portion of his Basic Salary plus credit for any vacation accrued but not taken and the amount of any unpaid but earned bonus, incentive compensation or any other benefit to which he is entitled under this Agreement through the date of the termination as a result of a Change in Control, plus two times Executive's "Average Annual Compensation." For this purpose
       "Average Annual Compensation" shall mean the average annual compensation includible in Executive's gross income for the period consisting of Executive's most recent five taxable years ending before the date on which the Change in Control occurs.

            (ii) At Executive's option, the amount payable under Section 6(f)(i) shall be paid to him in one lump sum within 30 days after termination of employment following a Change in Control or in 24 equal consecutive monthly payments commencing on the first day of the month after termination of employment following a Change in Control.

           (iii) The Company shall maintain for Executive's benefit until the earlier of (y) 24 months after termination of employment following a Change in Control, or (z) Executive's commencement of full-time employment with a new employer, all life insurance, medical, health and accident, and disability plans or programs in which Executive shall have been entitled to participate prior to termination of employment following a Change in Control, provided Executive's continued participation is permitted under the general terms of such plans and programs after the Change in Control. In the event Executive's participation in any such plan or program is not permitted, the Company will provide directly the benefits to which Executive would be entitled under such plans and programs.

  (g) Executive's benefits under Section 6(f) above shall be payable to him as severance pay in consideration of his past service and of his continued services from the date hereof. Executive shall have no duty to mitigate his damages by seeking other employment, and the Company shall not be entitled to set off against amounts payable hereunder any compensation which Executive may receive from future employment.

  (h) For purposes of Section 6(f), a "Change in Control" shall be deemed to have occurred if and when, after the date hereof, (i) Checkfree, or in one or more transactions 50% or more of its assets or earning power, is acquired by or combined with a person, partnership, corporation, trust or other entity ("Person") and less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) after such acquisition or combination is owned, immediately after the acquisition or combination, by the owners of the voting shares of Checkfree outstanding immediately prior to such acquisition or combination, unless the acquisition or combination is approved by the Board of Directors of Checkfree prior to any change to the Board of Directors that would constitute a "Change of Control" under clause (ii) of this Section 6(h); or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Checkfree cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.



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  (i)  Upon any termination or expiration of this Agreement or any cessation of
Executive's employment hereunder, the Company shall have no further obligations under this Agreement and no further payments shall be payable by the Company to the Executive, except as provided in Sections 6(c) and 6(d) above and except as required under any benefit plans or arrangements maintained by the Company and applicable to the Executive at the time of such termination, expiration or cessation of Executive's employment, including, without limitation thereto, salary, incentive compensation, sick leave, and vacation pay.

  (j) If the payments and benefits provided under this Agreement to Executive, either alone or with other payments and benefits, would constitute "excess parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), then the payments and other benefits under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. Either the Company or Executive may request a determination as to whether the payments or benefits would constitute an excess parachute payment and, if requested, such determination shall be made by independent tax counsel selected by the Company and approved by Executive. At Executive's election and to the extent not otherwise paid, Executive may determine the amount of cash and/or elements of non-cash fringe benefits to reduce so that such payments and benefits will not constitute excess parachute payments.

 7.   Non-Competition.

  (a) The Executive hereby acknowledges that, during and solely as a result of his employment by the Company, he has received and shall continue to receive unique training and experience with respect to the design, operation and marketing of electronic commerce software, systems and processing, financial software products, systems, and services, and other related matters, and access
to confidential information and business and professional contacts.   In
consideration of the special and unique opportunities afforded to the Executive by the Company as a result of the Executive's employment, as outlined in the previous sentence, and in consideration of the Company's other promises contained in this Agreement, the Executive hereby agrees that he will not during the term of this Agreement, any extension hereof, and for a period of one year after termination of employment with the Company, whether voluntary or involuntary or with or without cause:

            (i) engage or participate, directly or indirectly, either as principal, agent, employee, employer, consultant, stockholder, or in any other individual or representative capacity whatsoever, in the operation, management or ownership of any business, firm, corporation, association, or other entity engaged in the design, operation or marketing of electronic commerce software, systems and processing, financial software products, systems, and services, or any other business engaged in by the Company at any time during the term of this Agreement, on the Termination Date, or during the one-year period prior to the dates thereof, within the United States and any other country in which the Company conducts substantial business at such time or during such period; and,

           (ii) directly or indirectly, for himself or in conjunction with or on behalf of any other individual or entity, solicit, divert, take away or endeavor to take away from the Company any customer, account or employee of the Company at any time during the term of this Agreement, as of the date of Executive's termination of employment with the Company, or during the one-year period prior to the dates thereof.



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  (b)  The period of time during which the Executive is subject to the prohibitions contained in this Section 7 shall be extended by any length of time during which the Executive is in violation of such prohibitions.

  (c) The restrictions of this Section 7 shall not be violated by the ownership by Executive of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ).

 8. Confidential Information; Assignment of Inventions.

  (a) As used herein, the term "Confidential Information" includes, but is not limited to, all information and materials belonging to, used by, or in the possession of the Company (i) which have been disclosed or made known to, or have come into the possession of the Executive as a consequence of or through Executive's relationship with the Company prior to or after the date hereof,
(ii) which are related to the Company's customers, potential customers, suppliers, distributors, alliance partners, business strategies or policies, financial or sales results, sales and management techniques, marketing plans, research or development, reports, records, software, systems, source or object code, software documentation or instruction or user manuals, and (iii) which have not generally been made available to the public (not including customers) by the Company pursuant to a specific authorization in the ordinary course of business by the Company of the release of such information to the public or otherwise published and released by the Company to the general public. Notwithstanding the foregoing, Executive may release Confidential Information, in each case only with prior notice to the Company, if (1) required by law, (2) necessary to establish a lawful claim or defense against the Company, (3) necessary to establish a lawful claim or defense against a person or entity other than the Company, but only with the permission, which shall not be unreasonably withheld, of the Company, or (4) necessary to respond to process or appropriate governmental inquiry.

  (b)  Executive agrees:

            (i) that Executive will promptly disclose and grant and does hereby grant to the Company his entire right, title and interest in and to all customer lists, discoveries, developments, designs, improvements, inventions, formulae, software, documentation, processes, techniques, know-how, patents, trade secrets and trademarks, copyrights and all other data conceived, developed or acquired by him during the period of his employment with the Company, both prior to and after the execution of this Agreement, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, that result from or are conceived during the performance of tasks assigned to Executive by the Company or result from use of property, equipment, or premises owned, leased or contracted for by the Company ("Inventions"). Executive agrees to execute and deliver, from time to time, such documents as may be necessary or convenient to effectuate the transfer of such Confidential Information to the Company and shall cooperate with and assist the Company in every proper way (at the expense of the Company) in obtaining and from time to time enforcing patents, copyrights, trade secrets, other proprietary rights and protections relating to Inventions in any and all countries;





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              (ii)  that Executive will during the term of this Agreement and thereafter safeguard all Confidential Information and, except as specifically permitted below, Executive will never disclose or use for any purpose or benefit (other than for the purpose or benefit of the Company) any Confidential Information;

             (iii) that, except in connection with the ordinary course of the Company's business, Executive will not, either during the term of this Agreement or thereafter directly or indirectly, disclose, disseminate or otherwise make known or provide any Confidential Information, whether in original form or in duplicated or copied form or extracts therefrom, and whether orally or in writing, to any individual, partnership, company or other entity, unless the Company has given its prior written consent thereto;

              (iv) that, except in connection with the ordinary course of the Company's business, Executive will not, either during the term of this Agreement or thereafter, remove any Confidential Information from the premises of the Company either in original form or in duplicated or copied form or extracts therefrom; and that upon any termination of Executive's employment by the Company, Executive will immediately surrender to the Company, without request, all Confidential Information, whether in original or duplicated or copied form or extracts therefrom.

 9. No Conflicts. Executive represents that the performance by Executive of all the terms of this Agreement, as a former or continuing employee of the Company does not and will not breach any agreement as to which Executive or the Company is or was a party and which requires Executive to keep any information in confidence or in trust. Executive has not entered into, and will not enter into, any agreement either written or oral in conflict herewith.

 10. Reasonableness of Restrictions. It is understood by and between the parties hereto that the Executive's covenants set forth in Sections 7, 8 and 9 are essential elements of this Agreement, and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Executive acknowledges that the restrictions contained in this Agreement are reasonable but should any provisions of this Agreement be determined to be invalid, illegal or otherwise unenforceable to its full extent, or if any such restriction is found by a court of competent jurisdiction to be unreasonable under applicable law, then the restriction shall be enforced to the maximum extent permitted by law, and the parties hereto hereby consent and agree that such scope of protection, time or geographic area (or any one of them, as the case may be) shall be modified accordingly in any proceeding brought to enforce such restriction. Executive acknowledges that the validity, legality and enforceability of the other provisions shall not be affected thereby, and that the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

 11. Remedies; Venue; Process.

  (a) The Executive hereby acknowledges and agrees that the Confidential Information disclosed to the Executive prior to and during the term of this Agreement is of a special, unique and extraordinary character, and that any breach of this Agreement will cause the Company irreparable injury and damage, and consequently the Company shall be entitled, in addition to all other remedies available to it, to injunctive and equitable relief to prevent or cease a breach of Sections



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7, 8 or 9 of this Agreement without further proof of harm and entitlement;
that the terms of this Agreement, if enforced by the Company, will not unduly impair Executive's ability to earn a living or pursue his vocation; and further, that the Company may withhold compensation and benefits if Executive fails to comply with this Agreement, without restricting the Company from other legal and equitable remedies. The parties agree that the prevailing party shall be entitled to all costs and expenses (including reasonable legal fees and expenses) which it incurs in successfully enforcing this Agreement and in prosecuting or defending any litigation (including appellate proceedings) arising out of this Agreement.

      (b) The parties agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in the Court of Common Pleas of Franklin County, Ohio, or in the United States District Court for the Southern District of Ohio. Such jurisdiction and venue is exclusive, except that the Company may bring suit in any jurisdiction and venue where jurisdiction and venue would otherwise be proper if Executive has breached Sections 7, 8 or 9 of this Agreement. The parties agree that they will not object that any action commenced in the foregoing jurisdictions is commenced in a forum non conveniens. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

 12. Withholding. The Company may withhold from any payments to be made hereunder such amounts as it may be required to withhold under applicable federal, state or other law, and transmit such withheld amounts to the appropriate taxing authority.

 13.   Indemnity.

      (a) Subject only to the exclusions set forth in Section 13(b) hereof, the Company hereby agrees to hold harmless and indemnify Executive against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Executive is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent authorized and permitted by the provisions of Section 145 of the Delaware General Corporation Law (the "Delaware Statute"), or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

      (b)  No indemnity pursuant to Section 13(a)  hereof shall be paid by the
Company:

            (i) except to the extent the aggregate losses to be indemnified hereunder exceed the amount of such losses for which the Executive is indemnified pursuant to any directors and officers liability insurance purchased and maintained by the Company;



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            (ii)  in respect to remuneration paid to Executive if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

            (iii) on account of any suit in which judgment is rendered against Executive for an accounting of profits made from the purchase or sale by Executive of securities of the Company pursuant to the provisions of
       Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

             (iv) on account of Executive's breach of any provision of this Agreement;

              (v) on account of Executive's act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law; or

            (vii) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

  (c) All agreements and obligations of the Company contained herein shall continue during the period Executive is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Executive was an officer or director of the Company or serving in any other capacity referred to herein; provided, however, that following the Termination Date, the Company shall have no further obligation under this Section 13 in the event of a breach by Executive of any of his continuing obligations under Sections 7 or 8 of this Agreement.

  (d) Promptly after receipt by Executive of notice of the commencement of any action, suit or proceeding, Executive will, if a claim in respect thereof is to be made against the Company under this Section 13, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Executive otherwise than under this Section 13. With respect to any such action, suit or proceeding as to which Executive notifies the Company under this Section 13(d):

              (i) The Company will be entitled to participate therein at its own expense.

              (ii) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company and reasonably satisfactory to Executive. After notice from the Company to Executive of its election so to assume the defense thereof, the Company will not be liable to Executive under this Section 13 for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ his counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Executive, unless (A) the employment of counsel by Executive has been authorized by the Company, (B) Executive shall have reasonably concluded that there may be a conflict of interest between the



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       Company and Executive in the conduct of the defense of such action, or
       (C) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Executive shall have made the conclusion provided for in clause (B) above.

            (iii) The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle in any manner which would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.

  (e) Executive agrees that Executive will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Executive in the event and only to the extent that it shall be ultimately determined that Executive is not entitled to be indemnified by the Company for such expenses under the provisions of the Delaware Statute, the Company's By-laws, this Agreement or otherwise.

 14. Assignment. This Agreement is personal to the Executive and Executive may not assign or delegate any of his rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

 15. Waiver. The waiver by either party hereto of any breach or violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by such waiving party.

 16. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient and deemed effective three (3) days following deposit in the United States mail if furnished in writing and sent by certified mail to Executive at:

            Kenneth J. Benvenuto
            3131 Hunting Tweed Drive
            Owings Mills, MD 21117

and to the Company at:

            Checkfree Corporation
            8275 North High Street
            Columbus, OH 43235
            Attention: William C. Buckham,
                   Vice President of Administration and General Counsel





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with a copy to:

            Curtis A. Loveland, Esq.
            Porter, Wright, Morris & Arthur
            41 South High Street
            Columbus, Ohio 43215

  17. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of Ohio applicable to contracts made and to be wholly performed within such state, except that the provisions of Section 13 hereof shall be interpreted, construed and governed according to the Delaware Statute.

 18. Amendment. This Agreement may be amended in any and every respect by agreement in writing executed by both parties hereto.

 19. Section Headings. Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

 20. Entire Agreement. This Agreement terminates, cancels and supersedes all previous employment or other agreements relating to the employment of Executive with the Company or any predecessor, written or oral, and this Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement. EXECUTIVE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE HAS READ THE ENTIRE AGREEMENT AND HAS THIS DAY RECEIVED A COPY HEREOF.

 21. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.

 22. Survival. Sections 6 through 14 of this Agreement and this Section 22 shall survive any termination or expiration of this Agreement.





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
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                EXECUTIVE:

                                                /s/ Kenneth J. Benvenuto
                                                    ---------------------------
                                                    Kenneth J. Benvenuto


                                                    CHECKFREE CORPORATION

                                                By: /s/ Peter J. Kight
                                                    ---------------------------
                                                    Peter J. Kight, President





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